Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements listed below, of our report dated February 21, 2003, with respect to the consolidated financial statements of NaPro BioTherapeutics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

Form S-8 (No. 333-05561) pertaining to the 1993 Stock Option Plan and the 1994 Long-Term Performance Incentive Plan of NaPro BioTherapeutics, Inc.;
Form S-8 (No. 333-75551) pertaining to the 1994 Long-Term Performance Incentive Plan and the 1998 Stock Incentive Plan of NaPro BioTherapeutics, Inc.;
Form S-8 (No. 333-52008) pertaining to the 1994 Long-Term Performance Incentive Plan and the 1998 Stock Incentive Plan of NaPro BioTherapeutics, Inc.;
Form S-8 (No. 333-73470) pertaining to the 1994 Long-Term Performance Incentive Plan and the 1998 Stock Incentive Plan of NaPro BioTherapeutics, Inc;
Form S-3 (No. 33-95522) and related Prospectus pertaining to 1,375,000 shares of common stock of NaPro BioTherapeutics, Inc.;
Form S-3 (No. 333-29477) and related Prospectus pertaining to 1,600,000 shares of common stock of NaPro BioTherapeutics, Inc.;
Form S-3 (No. 333-42419) and related Prospectus pertaining to 1,000,000 shares of common stock of NaPro BioTherapeutics, Inc.;

Form S-3 (No. 33-78016) and related Prospectus pertaining to 360,000 shares of common stock, 180,000 warrants, and 1,005,000 other shares of common stock by selling stockholders of NaPro BioTherapeutics, Inc.;

Form S-3 (No. 333-51070) and related Prospectus pertaining to the registration of 2,213,334 shares of common stock of NaPro BioTherapeutics, Inc.; and
Form S-3 (No. 333-82810) and related Prospectus pertaining to the registration of 1,500,000 shares of common stock of NaPro BioTherapeutics, Inc.

/s/ Ernst & Young LLP

Denver, Colorado
March 26, 2003